UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Redgate Media Group
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

8th Floor, CITIC Building, Tower B 19 Jianguomenwai Street, Chaoyang District Beijing People’s Republic of China (+86-10) 8526-3128 (Address of principal executive offices)	100004 (Zip Code)
     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common shares, par value $0.0025 per share*	NASDAQ Stock Market LLC*

American depositary shares, each representing two common shares	NASDAQ Stock Market LLC
* Not for trading, but only in connection with the registration of American depositary shares.
     Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333- 164983
(If applicable).

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     The description of the securities to be registered that appears under the captions “Description of Share Capital”, “Description of American Depositary Shares” and “Shares Eligible for Future Sale” contained in the prospectus constituting Part I of the Registrant’s registration statement on Form F-1 (File No. 333-164983), as amended, originally filed under the Securities Act of 1933 on February 19, 2010, is hereby incorporated by reference in answer to this item.
Item 2. Exhibits.
     No exhibits are required to be filed, as the securities being registered on this form (i) are being registered on an exchange on which no other securities of the Registrant are registered, and (ii) are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Redgate Media Group
Date: February 24, 2010	By:	/s/ Peter B. Brack
		Name:	Peter B. Brack
		Title:	Chairman and Chief Executive Officer